Exhibit 99.1

WESTWATER RESOURCES STRENGTHENS SENIOR FINANCIAL MANAGEMENT TEAM

Steve Cates Appointed as Chief Accounting Officer & Controller

Centennial, CO – May 12, 2021 – Westwater Resources, Inc. (NYSE American: WWR), an energy materials company and developer of U.S. mineral resources essential for batteries for energy storage, today announced the appointment of Steven M. Cates as Chief Accounting Officer & Controller (“CAO”), effective May 10, 2021.  As the Company’s CAO, Mr. Cates will serve as the principal accounting officer overseeing all accounting operations, financial reporting, tax and treasury functions. Mr. Cates will report to Chief Financial Officer Jeffrey L. Vigil, who will continue to serve as the Company’s principal financial officer.

Christopher M. Jones, President and Chief Executive Officer, said, “as we manage the execution of our graphite business plan and in anticipation of the coming growth of the Company and its business, it is important that we ask strong leaders to join our team with the expertise necessary to support this growth.  Steve has answered our call with excellent financial management expertise and his appointment to a senior leadership position strengthens Westwater’s financial management team.”

Jeffrey L. Vigil, Vice President-Finance and Chief Financial Officer, said, “After a comprehensive search process that yielded many highly qualified candidates, we are very pleased to have Steve join the Westwater team. Steve is a proven financial manager whose skills and experience will be instrumental in this stage of anticipated growth and value creation at Westwater.”

Mr. Cates joins the Company from Apartment Income REIT Corp. (NYSE: AIRC), a real estate investment trust, where he served as Controller. Prior to his time at AIRC, Mr. Cates held various accounting and financial reporting roles at companies including Caliber Midstream Partners, LP, an energy and oil infrastructure company, American Midstream Partners, Newmont Mining Corporation and Thompson Creek Metals Company, Inc. Mr. Cates began his accounting career at KPMG in 2002, where he served as senior manager for audit and advisory services through 2009. Mr. Cates earned a B.S. in Accounting from the University of Redlands and is a Certified Public Accountant in the State of Colorado.

About Westwater Resources

Westwater Resources (NYSE American: WWR) is focused on developing battery-grade graphite. The Company’s projects include the Coosa Graphite Project — the most advanced natural flake graphite project in the contiguous United States — and the associated Coosa Graphite Deposit located across 41,900 acres (~17,000 hectares) in east-central Alabama. For more information, visit www.westwaterresources.net.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," “scheduled,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to the potential growth of the Company’s graphite business, commencement of operations at the Company’s proposed pilot plant facilities, future production of battery graphite products, future financing activities and financial resources, and activities involving the Coosa Graphite Project and the Coosa Graphite Deposit. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to successfully construct and operate a pilot plant capable of producing battery grade materials in quantities and on schedules consistent with the Coosa Graphite Project business plan; (b) the Company’s ability to raise additional capital in the future including the ability to utilize existing financing facilities; (c) spot price and long-term contract price of graphite and vanadium; (d) risks associated with our operations and the operations of our partners such as Dorfner Anzaplan and Samuel Engineering, including the impact of COVID-19 and its potential impacts to the capital markets; (e) operating conditions at the Company’s projects; (f) government regulation of the graphite industry and the vanadium industry; (g) world-wide graphite and vanadium supply and demand, including the supply and demand for energy storage  batteries; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including but not limited to Alabama; (i) any graphite or vanadium discoveries not being in high-enough concentration to make it economic to extract the minerals; (j) currently pending or new litigation or arbitration; and (k) other factors which are more fully described in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contacts Westwater Resources

Christopher M. Jones, President & CEO Phone: 303.531.0480 Jeff Vigil, VP Finance & CFO Phone: 303.531.0481 Email: Info@WestwaterResources.net	Product Sales Contact: Jay Wago, Vice President – Sales and Marketing Phone: 303.531.0472 Email: Sales@westwaterresources.net
Investor Relations Porter, LeVay & Rose Michael Porter, President Phone: 212.564.4700 Email: Westwater@plrinvest.com